Exhibit 10.3

AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

This AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated March 23, 2017, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Hudson Bay Master Fund Ltd (the “Investor”). All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”), and the Investor are parties to that certain Exchange Agreement, dated March 22, 2017 (the “Exchange Agreement”), pursuant to which an existing note (the “Original Note”) previously issued by the Company to RedPath Equityholder Representative, LLC (the “Original Holder”), to be purchased by the Investor, shall be exchanged for the “Exchanged Notes” issued pursuant to the Exchange Agreement (as such Exchanged Notes may be amended, restated, extended, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”);

WHEREAS, the Original Holder, the Company and certain of its Subsidiaries entered into that certain Guaranty and Collateral Agreement, dated October 31, 2014 with respect to security interests granted with respect to the Original Note (the “Original Security Agreement”) which is being assigned to the Investor concurrently with its purchase of the Original Note;

WHEREAS, the Company, certain of its Subsidiaries and Investor are amending and restating the Original Security Agreement in the form of an Amended and Restated Security Agreement, dated as of March 23, 2017, granting the Investor a lien on and security interest in all of their assets and properties (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”) to secure such transferred security interests, and one or more Guaranties in form and substance acceptable to and in favor of the Investor, granted by certain direct or indirect Subsidiaries of the Company with respect to the Company’s obligations under the Exchange Agreement, the Notes and the other Exchange Documents (as defined in the Exchange Agreement);

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Investor, for the ratable benefit of the Investor, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, the Grantors have determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Grantors.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Investor to purchase the Original Note and, subsequently, exchange the Original Note into the Notes issued to be pursuant to the Exchange Agreement, each Grantor agrees with the Investor as follows

SECTION 1. Grant of Security. Each Grantor hereby grants to the Investor for the ratable benefit of the Investor a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)     the Patents and Patent applications set forth in Schedule A hereto;

(ii)     the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii)     all Copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv)     all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v)     any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)     any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Notes and the Exchange Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Investor with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law; Jurisdiction; Jury Trial.

(i)     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(ii)     Each Grantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Exchange Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 8.4 of the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Investor from bringing suit or taking other legal action against any Grantor in any other jurisdiction to collect on a Grantor’s obligations or to enforce a judgment or other court ruling in favor of the Investor.

(iii)     WAIVER OF JURY TRIAL, ETC. EACH GRANTOR IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER EXCHANGE DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER EXCHANGE DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(iv)     Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

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IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

INTERPACE DIAGNOSTICS GROUP, INC.

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive Officer

Address for Notices for all Grantors:
Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsipanny, NJ 07054

Schedule A

Patents

Grantor	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
Interpace Diagnostic Corporation	U.S.	Topographic Genotyping For Determining The Diagnosis, Malignant Potential, And Biologic Behavior Of Pancreatic Cysts And Related Conditions	14/305,727	16-Jun-2014	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Measuring Carcinoembryonic Antigen	9,341,628	27-Nov-2013	17-May-2016	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Measuring Carcinoembryonic Antigen	15/147,960	06-May-2016	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett's Metaplasia And Esophageal Adenocarcinoma	13/692,727	03-Dec-2012	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett's Metaplasia And Esophageal Adenocarcinoma	13/954,247	30-Jul-2013	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett’s Metaplasia And Esophageal Adenocarcinoma	62/267,619	15-Dec-2015	N/A	Interpace Diagnostic Corporation
Interpace Diagnostic Corporation	U.S.	Methods For Treating Barrett’s Metaplasia And Esophageal Adenocarcinoma	15/378,370	14-Dec-2016	N/A	Interpace Diagnostic Corporation
Interpace Diagnostics, LLC	US	Methods And Compositions Involving Mir-135b For Distinguishing Pancreatic Cancer From Benign Pancreatic Disease	13/615,066	13-Sep-2012	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Mirnas As Biomarkers For Distinguishing Benign From Malignant Thyroid Neoplasms	13/299,226	17-Nov-2011	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Mirnas As Diagnostic Biomarkers To Distinguish Benign From Malignant Thyroid Tumors	13/662,450	27-Oct-2012	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Diagnostic Mirnas For Differential Diagnosis Of Incidental Pancreatic Cystic Lesions	13/801,737	13-Mar-2013	N/A	Interpace Diagnostics, LLC
Interpace Diagnostics, LLC	US	Micrornas Differentially Expressed In Pancreatic Diseases And Uses Thereof	11/857,948[1]	19-Sep-2007	N/A	Interpace Diagnostics, LLC

 1 U.S. Application No. 11/857,948 was unintentionally abandoned on August 30, 2016. A petition to revive along with the response to the Final Office Action was filed on March 22, 2017.

Schedule B

Trademarks

Grantor	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignees
Interpace Diagnostics Corporation	US	PATHFINDERTG	3208314	3/28/2006	2/13/2007	SWK Funding, LLC
Interpace Diagnostics, LLC	US	MIRINFORM	4071426	6/21/2010	12/13/2011	Redpath Equity Holder Representative
Publicis Healthcare Solutions, Inc.	US	PD ONE and Design	4593300	3/12/2012	8/26/2014	Publicis Healthcare Solutions, Inc.
Publicis Healthcare Solutions, Inc.	US	PD ONE	4593299	3/12/2012	8/26/2014	Publicis Healthcare Solutions, Inc.
Interpace Diagnostics, LLC	US	MIRINFORM	4071427	6/21/2010	12/13/2011	Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	BarreGen	5142307	2/5/15	2/14/17	N/A
Interpace Diagnostics, LLC	US	BARREGEN ESOPHAGEAL CANCER RISK CLASSIFIER	86/910938	2/17/16	N/A	N/A
Interpace Diagnostics, LLC	US	Interpace Diagnostics	5072603	3/17/16	11/1/16	N/A
Interpace Diagnostics, LLC	US	INTERPACE DIAGNOSTICS in Class 35	4646544	11/27/13	11/25/14	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	MOLECULE LOGO	4882368	5/23/14	1/5/16	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	New Molecule Logo	5067909	3/17/16	10/25/16	N/A
Interpace Diagnostics, LLC	US	PancraGEN	4796668	8/19/14	8/18/15	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	PANCRAMIR	86/357914	8/5/14	N/A	SWK Funding LLC, as Agent
Interpace Diagnostics, LLC	US	PANDNA	87/178397	9/21/16	N/A	N/A
Interpace Diagnostics, LLC	US	POWER IN PERFORMANCE	4729240	6/1/14	4/28/15	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	ThyGenX	4729279	8/13/14	4/28/15	SWK Funding LLC, as Agent Redpath Equity Holder Representative
Interpace Diagnostics, LLC	US	THYRAMIR	4882519	8/19/14	1/5/16	SWK Funding LLC, as Agent Redpath Equity Holder Representative

Schedule C

Copyrights

None.